                            AUREAL SEMICONDUCTOR INC.
                              4245 Technology Drive
                            Fremont, California 94538

                             UNIT PURCHASE AGREEMENT

        THIS UNIT PURCHASE AGREEMENT is made as of August 6, 1997, by and among AUREAL SEMICONDUCTOR INC., a Delaware corporation (the "Company"), and the purchasers set forth on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

        In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

        1.      Sale of Units.

                1.1 Sale. Subject to the terms and conditions hereof, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, at a Closing (as defined below), the number of Units set forth opposite each Purchaser's name on Exhibit A. A "Unit" shall be composed of a share of the Company's Common Stock ("Share"), and a warrant to purchase one-half (0.5) of a share of Common Stock ("Warrant Share"). The exercise price per Warrant Share shall be $2.00. A form of the warrant is attached as Exhibit B ("Warrant"). The purchase price per Unit ("Unit Purchase Price") shall be equal to $2.00. Each Warrant to purchase one (1) Warrant Share shall be valued at $0.10.

        2.      Closing Dates; Delivery.

                2.1 Closing Dates. Each of the closings of the purchase and sale of the Units (collectively, the "Closings," and individually, a "Closing") shall be held at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, California 94301-1825 on the dates as hereinafter provided (the "Closing Dates"):

                        (a) The First Closing for the purchase and sale of not less than 1,000,000 Units (the "First Closing") shall be held on August 6, 1997, or on such other date as the Purchasers and the Company may agree (the "First Closing Date").

                        (b) If the full amount of the Units authorized for sale in Section 1.1 above is not sold at the First Closing, the Company shall have the right any time prior to the expiration of the 90 day period which shall commence on the day immediately following the First Closing Date (the "Second Closing"), to sell additional Units to one or more of the Purchasers or additional investors as approved by the Company's Board of Directors, and such investors shall be added to Exhibit A and be considered "Purchasers" for purposes of this Agreement.

                2.2 Delivery. Subject to the terms of this Agreement, at the Closing the Company will deliver to the Purchasers the stock certificates representing the Shares to be purchased by the Purchasers from the Company, against payment of the purchase price therefor by delivery of funds via wire transfer. In addition, the Company will deliver at the Closing a Warrant or Warrants to each Purchaser, registered in the name of such Purchaser, based on the number of Units purchased by such Purchaser.

        3. Representations and Warranties of the Company. Except as set forth in Exhibit C attached hereto, the Company hereby represents and warrants to the Purchasers as follows:

                3.1 Organization and Standing; Certificate of Incorporation and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is presently qualified, licensed or domesticated as a foreign corporation or partnership in all jurisdictions in which the failure to be so qualified, licensed or domesticated would result in material adverse consequences to the Company or its business.

                3.2 Corporate Power. The Company has now, or will have at the Closing Date, all requisite legal and corporate power to enter into this Agreement and all other agreements contemplated hereby, to sell the Shares, Warrants and Warrant Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and all other agreements contemplated hereby, including the Warrants. This Agreement and all other agreements contemplated hereby are valid and binding obligations of the Company, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, usury, reorganization, and other laws of general application affecting the enforcement of creditors' rights.

                3.3 Capitalization. The authorized capital stock of the Company is 100,000,000 shares of Common Stock and no shares of Preferred Stock. As of June 30, 1997, there were issued and outstanding 39,720,326 shares of the Company's Common Stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The Company maintains stock option plans and has issued stock options and warrants as noted below:

                        (a) Shares of Common Stock reserved for issuance pursuant to exercise of current or future outstanding options under the Company's 1995 Stock Option Plan and 1994 Stock Option Plan (collectively, the "Plans") issued to employees or consultants to the Company: 9,323,530

                        (b) Shares of Common Stock reserved for issuance pursuant to exercise of current or future outstanding options under the Crystal River Engineering, Inc.

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("CRE") Stock Option Plan: 2,144,069

                        (c) Shares of Common Stock reserved for issuance pursuant to exercise of current or future outstanding options under the Company's Outside Director Stock Option Plan: 200,000

                        (d) Shares of Common Stock reserved for issuance pursuant to exercise of two currently outstanding warrants (one to Hambrecht & Quist for 50,000 shares, one to Financing for Science International for 50,000 shares): 100,000

                        (e) Shares of Common Stock reserved for issuance pursuant to exercise of warrants to be issued to certain lenders in connection with the expansion and restructuring of the Company's debt and extension thereof through March 31, 2000, for 3,150,000 shares.

        Other than the above noted reserved shares and the Warrant Shares to be reserved for issuance pursuant to exercise of the Warrants, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding between any persons or entities which affects or relates to the voting or giving of written consents with respect to any securities or by any director of the Company.

                3.4 Authorization.

                        (a) All corporate, federal and state action on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of the Shares, the Warrants and the Warrant Shares pursuant hereto and the performance of the Company's obligations hereunder or contemplated hereby has been taken or will be taken prior to the Closing.

                        (b) The Shares and the Warrants (and the Warrant Shares issuable upon exercise of the Warrants), when issued in compliance with the provisions of this Agreement or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares, Warrants and Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

                        (c) No person has any right of first refusal or any preemptive rights in connection with the issuance of the Shares, Warrants or Warrant Shares.

                3.5 Patents, Trademarks, etc. Except as set forth in Exhibit C, the Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, trade names, brand names, inventions, processes, formulae and copyrights necessary for the operation of the business of the Company as now conducted and as proposed to be

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conducted with no known infringement of or conflict with the rights of others.
Except as contemplated in this Agreement, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any other options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (the "10-Q"), the Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted or that would prevent any such employee from assigning inventions to the Company. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary for the Company to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                3.6 Compliance with Other Instruments, None Burdensome, etc. Except as set forth in Exhibit C, the Company is not in violation of any term of its Certificate of Incorporation or Bylaws, nor is the Company in violation in any material respect of any mortgage, indenture, contract, agreement, instrument, judgment or decree, and to the best of the Company's knowledge, the Company is not in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the other agreements contemplated hereby, and the issuance and sale of the Shares, Warrants and Warrant Shares pursuant hereto, will not result in (a) any such violation, or (b) be in conflict with or constitute a default under any such term or (c) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. In addition, the execution, delivery and performance of and compliance with this Agreement and the other agreements contemplated hereby, and the issuance and sale of the Units and Warrants pursuant hereto, will not result in a violation of any law, statute or regulation applicable to the Company.

                3.7 Employees. Each officer and key employee of the Company has executed an Employee Proprietary and Confidential Information Agreement. The Company, after reasonable investigation, is not aware that any of its employees are in violation thereof, and the Company will use its best efforts to prevent any such violation.

               3.8 Litigation, etc. Except as set forth on Exhibit C, there are no


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actions, proceedings or investigations pending against the Company or its officers, directors, or stockholders, or to the best of the Company's knowledge, against employees or consultants of the Company (or, to the best of the Company's knowledge, any basis therefor or threat thereof): (1) which might result in (a) any material adverse change in the business, prospects, conditions, affairs or operations of the Company, or in any of their properties or assets, or (b) any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or (c) any material liability on the part of the Company; or (2) which questions the validity of this Agreement or any action taken or to be taken in connection herewith. The Company does not currently plan to initiate any litigation.

                3.9 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with: (a) the valid execution and delivery of this Agreement; or (b) the offer, sale or issuance of the Shares, Warrants and Warrant Shares; or (c) the obtaining of the consents, permits and waivers specified in subsection 5.1(c) hereof; or (d) the consummation of any other transaction contemplated hereby; except, if required, filings or qualifications under the Securities Act of 1933, as amended (the "Securities Act") and California Corporate Securities Law of 1968, as amended (the "Law"), which filings or qualifications, if required, will have been timely filed or obtained.

                3.10 Offering. In reliance on the representations and warranties of the Purchasers in Section 4 hereof, the offer, sale and issuance of the Units in conformity with the terms of this Agreement will not result in a violation of the requirements of Section 5 of the Securities Act or the qualification requirements of the Law.

                3.11 Taxes. The Company has timely filed all tax returns that are required to have been filed with appropriate federal, state, county and local governmental agencies or instrumentalities. The Company has paid or established reserves for all income, franchise and other taxes due as reflected on said returns. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company's financial statements contained in the 10-Q or the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996 (the "10-K").

                3.12 Registration Rights. Except pursuant to the Registration Rights Agreement, dated as of December 30, 1994, as amended (the "Rights Agreement"), by and among the Company, TCW Special Credits, a California general partnership as agent and nominee for the entities set forth on Schedule I to the Rights Agreement, Appaloosa Management L.P., as agent for the accounts listed on
Schedule I to the Rights Agreement, the Copernicus Fund, L.P., the Galileo Fund, L.P., and certain purchasers of the Company's Common Stock, the Company is not obligated to register any of its presently outstanding securities which may hereafter be issued.

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                3.13 Disclosure. Neither this Agreement and the exhibits hereto, nor any of the other statements or certificates furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, including, the Company's Proxy Statement for the 1997
Annual Meeting of Stockholders, the 10-Q and the 10-K contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

                Representations, Warranties and Covenants of the Purchasers and Restrictions on Transfer Imposed by the Securities Act of 1933.

                4.1 Representations, Warranties and Covenants by the Purchasers. Each Purchaser represents, warrants and covenants to the Company as follows:

                        (a) The Units to be received by the Purchaser will be acquired for investment for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and the Law. The Purchaser has the full right, power and authority to enter into and perform this Agreement and all other agreements contemplated hereby, and this Agreement and all other agreements contemplated hereby constitute valid and binding obligations of the Purchaser. The Purchaser acknowledges and understands that the Units must be held indefinitely unless the Units are subsequently registered under the Securities Act (see Section 6.2) and qualified under the Law or an exemption from such registration and such qualification is available.

                        (b) The Purchaser will not sell, negotiate, pledge or otherwise dispose of any of the Units (other than in conjunction with an effective registration statement for the Units under the Securities Act) in the United States, its territories and possessions or any area subject to its jurisdiction, or to any person who is a national or resident of the United States (including any estate of such person or any corporation, partnership or other entity created or organized therein) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition, and (ii) the Purchaser shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that such disposition will not require registration under the Securities Act.

                        (c) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Units. The Purchaser has the ability to bear the economic risks of the Purchaser's prospective investment. The Purchaser has been furnished with and has had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Units together with such additional information as is necessary to verify the accuracy of the information supplied. The Purchaser is fully aware of (i) the highly speculative nature of the investment in the Units;
(ii) the financial hazards involved; (iii) the lack of liquidity of the Shares, Warrants and Warrant Shares, and the restrictions on the


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transferability of the Shares, Warrants and Warrant Shares; and (iv) the tax
consequences of investment in the Units. The Purchaser has had all questions which have been asked by the Purchaser satisfactorily answered by the Company. The Purchaser has not been offered the Units by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media.

                4.2 Legends. Each certificate or other instruments representing any of the Shares and Warrant Shares may be endorsed with the following legends:

                        (a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                        (b) THE HOLDER WILL NOT SELL, HYPOTHECATE, PLEDGE, OR OTHERWISE DISPOSE OF ANY INTEREST IN THE SHARES IN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS OR ANY AREA SUBJECT TO ITS JURISDICTION, OR TO ANY PERSON WHO IS A NATIONAL OR RESIDENT OF THE UNITED STATES (INCLUDING ANY ESTATE OF SUCH PERSON OR ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED THEREIN) UNLESS SUCH SHARES HAVE BEEN EITHER REGISTERED UNDER THE SECURITIES ACT OR ARE EXEMPT, IN THE OPINION OF THE COMPANY'S COUNSEL, FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                        (c) Any other legends required by the Law.

The Company need not register a transfer of legended Shares, Warrants or Warrant Shares, and may also instruct its transfer agent not to register the transfer of the Shares, Warrants or Warrant Shares unless the conditions specified in each of the foregoing legends are satisfied.

                4.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate or other instrument pursuant to subsection 4.2(a) and 4.2(b) and the stop transfer instructions with respect to such legended securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities if such securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, the holder provides the Company with an


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opinion of counsel for such holder of the securities, reasonably satisfactory to the Company, to the effect that (i) such holder meets the requirements of Rule 144(k) or (ii) a public sale, transfer or assignment of such securities may be made without registration.

                4.4 Rule 144. The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability, under certain conditions, of certain current public information about the issuer and the resale occurring not less than two years after the party has purchased and paid for the securities to be sold. The Company covenants that (i) the Company will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act and (ii) at all such times as Rule 144 is available for use by the Purchaser, the Company will furnish the Purchaser upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

        5. Conditions to Closing.

                5.1 Conditions to the Purchasers' Obligations. The obligation of the Purchasers to purchase the Units at the Closing is subject to the fulfillment to their satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in accordance with the provisions of subsection 7.1 hereof:

                        (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                        (b) Opinion of Company's Counsel. Gray Cary Ware & Freidenrich, A Professional Corporation, counsel to the Company, shall have delivered an opinion addressed to the Purchasers, dated the Closing Date, substantially in the form as that attached hereto as Exhibit D.

                        (c) Consents and Waivers. The Company shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                        5.(t) Legal Investment. At the time of the Closing, the purchase of the Units hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

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

                        (e) Compliance Certificate. The Company shall have delivered a Certificate, executed by the President and the Chief Financial Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (c) and (d) of this Section 5.1.

                        (f) Execution of Amendment to the Rights Agreement. The Company and the Purchasers shall have executed Amendment No. 3 to the Registration Rights Agreement dated December 30, 1994, in the form attached hereto as Exhibit E.

                5.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Units at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company in accordance with the provisions of subsection 7.1 hereof:

                        (a) Representations and Warranties Correct. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

                        (b) Consents and Waivers. Each of the Purchasers shall have obtained in a timely fashion any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                        (c) Satisfaction of Conditions. The conditions set forth in subsections (c), and (d) of Section 5.1 shall have been fulfilled.

        6.            Covenants of Company.

                6.1 Use of Proceeds. The Company shall use the proceeds from this financing for working capital purposes. This may include acquisition of certain strategic technologies. In addition, the Company may use the proceeds from this financing to temporarily paydown its line of credit with TCW on an interim basis to reduce borrowing costs.

        7.            Miscellaneous.

                7.1 Waivers and Amendments. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

                7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to conflict of law principles.

                7.3 Survival. The representations, warranties, covenants and

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agreements made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchasers. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

                7.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

                    Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto.

                7.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or mailed by first class mail, postage prepaid, or via facsimile or TWX/Telex, addressed (a) if to the Purchasers at the address set forth on Exhibit A to this Agreement, or at such other address as the Purchasers shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchasers in writing, with a copy of any said notice to be sent to Gray Cary Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, California 94301-1825, Attention: James M. Koshland, Esq. Notices that are mailed shall be deemed received ten (10) days after deposit in the mail. In the event that the notice is sent by facsimile or TWX/Telex, notice shall be deemed to have been received when sent and confirmed as to receipt.

                7.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                7.8 Expenses. The Company and the Purchasers shall each bear their own expenses and legal fees in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall pay the reasonable legal fees and related costs of B III Capital Partners, L.P. up to an aggregate of $10,000.

                7.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one


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instrument.

                7.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to the Purchasers shall impair any such right, power or remedy of the Company or the Purchasers, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or the Purchasers, shall be cumulative and not alternative.

                                            AUREAL SEMICONDUCTOR INC.


                                            By

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                          COUNTERPART SIGNATURE PAGE TO
                             UNIT PURCHASE AGREEMENT
                          DATED AS OF __________, 1997



"PURCHASER"

If you are an individual,                          Name (Please Print)
please sign and print your name
to the right




                                                   Signature


If you are signing on behalf of                    Name of Organization
an entity, please print the legal
name of the entity and sign to the
right, indicating your title



                                                   Name (Please Print)





                                                   Title:



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                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

Name and Address                                            Units     Purchase Price
----------------                                           -------    --------------
IT Asset Management                                        60,000       $  120,000
14 rue de Berri
75008 Paris France
Attn: Muriel Faure,
  President Directeur General

B III Capital Partners, L.P.                              750,000       $1,500,000
141 Linden Street, Suite 4
Wellesley, MA 02181
Attn: General Counsel

Pequod Investments L.P.                                   100,000       $  200,000
450 Park Avenue, 28th Floor
New York, NY 10022
Attn: Jonathan Gallen

Oaktree Capital Management, LLC,                          500,000       $1,000,000
as investment manager of the Weyerhaeuser
Master Retirement Trust, separate account
550 S. Hope Street, 22nd Floor
Los Angeles, CA 90071
Attn: Richard Masson

TCW Special Credits                                       500,000       $1,000,000
as agent and on behalf
of certain funds and accounts
set forth in Schedule I attached hereto

        Totals                                          1,910,000       $3,820,000


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                                    EXHIBIT B

                                 FORM OF WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, (ii) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR (iii) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.


                            AUREAL SEMICONDUCTOR INC.

                          COMMON STOCK PURCHASE WARRANT


        1. Price and Number of Shares Subject to Warrant. FOR VALUE RECEIVED and subject to the terms and conditions herein set forth, (the "Purchaser") is entitled to purchase from Aureal Semiconductor Inc., a Delaware corporation (the "Company"), at any time after 5:00 p.m. California time on August 6, 1997 and before the termination of this Warrant pursuant to Section 11 below, at a price per share equal to $2.00, as adjusted in accordance with Section 3 below (the "Warrant Price"), that number of shares of fully paid and nonassessable shares of the Common Stock of the Company indicated in Section 2 below, as adjusted pursuant to Section 3 (the "Warrant Shares").

        2. Number of Shares of Warrant Shares. The number of Warrant Shares for
which this Warrant is exercisable is         (   ).

        3. Adjustment of Warrant Price and Warrant Shares. The number of Warrant Shares issuable upon the exercise of this Warrant and the exercise price thereof shall be subject to adjustment from time to time, and the Company agrees to provide notice upon the happening of certain events, as follows:

               (a) Merger, Sale of Assets, etc. If at any time the Company proposes to consolidate with or merge with or sell or convey all or substantially all of its assets to any other corporation or entity (the "Acquiror") in which the stockholders of the Company immediately prior to such transaction hold less than fifty percent (50%) of the voting power of the surviving entity, then the Company shall give the Purchaser thirty (30) days advance notice of the contemplated effective date (the "Effective Date") of such transaction and inform the Purchaser that the Warrant is fully exercisable. To the extent the Warrant has not been exercised in full by the Effective Date, the Acquiror may elect to either (i) exchange the Warrant for a warrant of the Acquiror that shall entitle the holder hereof to acquire upon the exercise thereof the number of shares of stock or other property to which the holder of the number of Warrant Shares which are subject to this Warrant on the effective date of the merger or consolidation would have been entitled to receive for such securities under the terms of the merger or consolidation, or (ii) if the exchange described in (i) is not contemplated, there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares therefore deliverable) the number of shares of stock or other securities or property to which the holder of the number of Warrant Shares which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such consolidation, merger or sale if such Warrant had been exercised in full immediately prior to such consolidation, merger or sale. The foregoing notwithstanding, a merger or consolidation of the Company with or into another corporation after which the stockholders of the Company immediately prior to such transaction hold more than 50% of the voting power of the surviving entity, shall not result in the transaction contemplated by (ii) above; instead this Warrant shall be exchanged for a warrant of the surviving corporation that shall entitle the holder hereof to acquire upon the exercise thereof the number of shares of stock or other property to which the holder of the number of Warrant Shares which are subject to this Warrant on the effective date of the merger would have been entitled to receive for such securities under the terms of the merger.

               (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision. combination, reclassification or other change. If shares of the class of the Company's stock for which this Warrant is being exercised are subdivided or combined into a greater or smaller number of shares of stock, the Warrant Price shall be proportionately reduced in the case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of shares of such class of stock to be outstanding immediately after such event bears to the total number of shares of such class of stock outstanding immediately prior to such event.

               (c) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of the shares of the Company's capital stock of the same class and series as the Warrant Shares (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the Purchaser shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Purchaser would hold on the date of such exercise had it been the holder of record of such Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraph (c) of this Section 3.

        4. No Stockholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its holder to any of the rights of a stockholder of the Company.

        5. Reservation of Stock. On and after the date of this Warrant, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Shares issuable upon the exercise of this Warrant.

        6. Exercise of Warrant. This Warrant may be exercised in whole or part by the Purchaser at any time after the date hereof, on any business day prior to the termination of this Warrant, by the surrender of this Warrant, together with
(i) the Notice of Exercise attached hereto as Attachment 1, duly completed and executed at the principal office of the Company, (ii) a spousal consent, if applicable, in the form attached hereto as Attachment 2, and (iii) payment in full of the Warrant Price in cash, or by check or wire transfer, with respect to the Warrant Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercises shall be treated for all purposes as holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise. In the event the Warrant is exercised for less than the total number of Warrant Shares issuable thereunder, the Company shall cancel the surrendered Warrant and issue a new Warrant to the Purchaser for the remaining Warrant Shares. Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised as to fewer than 1,000 Warrant Shares unless it is exercised as to all Warrant Shares as to which this Warrant is then exercisable.

        7. Registration Rights. The Warrant Shares shall be included as "Registrable Securities," as such term is defined in Amendment Number 3 to Registration Rights Agreement dated August 6, 1997. The Company will amend its Registration Statement on Form S-3 (No. 333-3870) within ninety (90) days of the Closing (as such term is defined in the Unit Purchase Agreement dated August 6, 1997 (the "Unit Purchase Agreement")) to include the Warrant Shares issued or issuable upon exercise of this Warrant, and use its best efforts to have such amended Registration Statement declared effective by the Securities and Exchange Commission (the "Commission"). As of the date of this Warrant, the Registration Statement has been declared effective by the Commission. In the event the Company is not permitted by the Commission to amend the Registration Statement to include the Warrant Shares, the Company will file a registration statement on Form S-3 within ninety (90) days of the Closing (as such term is defined in the Unit Purchase Agreement) to register the Warrant Shares issued or issuable upon exercise of this Warrant, and shall use its best efforts to have such registration statement declared effective by the Commission.

        8. Conversion. If either (i) the Company fails to include the Warrant Shares in the Registration Statement as provided for in Section 7 above, or (ii) the Registration Statement is not effective for a period of more than twenty
(20) days, then so long as the Registration Statement has not been declared effective by the Securities and Exchange Commission, the holder may, in lieu of exercising this Warrant or any portion hereof, convert this Warrant or any portion hereof into Warrant Shares by executing and delivering to the Company at its principal office (i) the written notice of conversion in the form attached hereto as Attachment 3, specifying the portion of the Warrant to be converted, and accompanied by this Warrant and (ii) a spousal consent, if applicable, in the form attached hereto as Attachment 2. The number of Warrant Shares to be issued upon such conversion shall be computed using the following formula:

        X = (P)(Y)(A-B)/A

       where          X =    the number of Warrant Shares to be issued to the
                             Purchaser for the portion of the Warrant being converted.

                      P =    the portion of the Warrant being converted.

                      Y = the total number of Warrant Shares issuable upon exercise of the Warrant in full.

                      A = The fair market value of one Warrant Share, which shall mean the average of the highest bid and lowest asked price on such day in the over-the-counter market, over a period of five days consisting of the day as of which the current fair market value of the Warrant Shares is being determined and the four consecutive business days prior to such day.

                      B =    the Warrant Price on the conversion date.

Any portion of this Warrant that is converted shall be immediately canceled.

        9. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

        10. Transfer of Warrant. This Warrant may not be transferred or assigned by the Purchaser in whole or in part.

        11. Termination. This Warrant shall terminate on 5:00 p.m., California time, on August 6, 2001.


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
        12. Miscellaneous. This Warrant shall be governed by the laws of the State of California, as such laws are applied to contracts to be entered into and performed entirely in California by California residents and without regard to conflict of law principles. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Purchaser. All notices and other communications from the Company to the Purchaser shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the Purchaser who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

        ISSUED:August 6, 1997


                                     AUREAL SEMICONDUCTOR INC.



                                     By:
                                        ------------------------------------
                                     Title:
                                           ---------------------------------

                                  Attachment 1

                               NOTICE OF EXERCISE

TO:     Aureal Semiconductor Inc.
        4245 Technology Drive
        Fremont, CA 94538


        1. The undersigned hereby elects to purchase ________ shares of the Common Stock of Aureal Semiconductor Inc., pursuant to the terms of the attached Warrant, and tenders herewith either cash or by check or wire transfer, payment of the purchase price in full, together with all applicable transfer taxes, if any.

        2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

------------------------
        (Name)

------------------------
      (Address)




------------------------             ---------------------------
        (Date)                            (Name of Purchaser)



                                     By:
                                        ------------------------

                                     Title:
                                           ---------------------
                                           (Name of purchaser,
                                           and title and signature
                                           of authorized person)

                                  Attachment 2

                                 SPOUSE CONSENT

        The undersigned spouse of the Purchaser has read, understands, and hereby approves the Notice of Exercise/Notice of Conversion (circle the appropriate one) between the Purchaser and the Company (the "Notice"). In consideration of the Company's granting my spouse the right to purchase the Warrant Shares as set forth in the Notice, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Notice. The undersigned hereby appoints the Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Notice.


Date:___________________________         ______________________________________
                                                   Purchaser's Spouse


                                         Address:______________________________

                                         ______________________________________


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
                                  Attachment 3

                              NOTICE OF CONVERSION

TO:     Aureal Semiconductor Inc.
        4245 Technology Drive
        Fremont, CA 94538


        1. The undersigned hereby elects to acquire ________ shares of the Common Stock of Aureal Semiconductor Inc., pursuant to the terms of the attached Warrant, by conversion of ________ percent (___%) of the Warrant.

        2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


------------------------
        (Name)

------------------------
      (Address)




------------------------             ---------------------------
        (Date)                            (Name of Purchaser)



                                     By:
                                        ------------------------

                                     Title:
                                           ---------------------
                                           (Name of purchaser,
                                           and title and signature
                                           of authorized person)

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS

                            AUREAL SEMICONDUCTOR INC.


        Pursuant to Section 3 of the Unit Purchase Agreement dated August 6, 1997 (the "Agreement"), by and among Aureal Semiconductor Inc., a Delaware corporation (the "Company"), and the Purchasers set forth on Exhibit A thereto, Company hereby delivers this Schedule of Exceptions to the Company's representations and warranties given in the Agreement. The section numbers in this schedule correspond to the section numbers in the Agreement. Any information disclosed herein under any section, however, shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate. Capitalized terms used in this schedule unless otherwise specified have the same meanings given them in the Agreement.

        Section 3.3. On July 25, 1994, the company and its then wholly-owned subsidiary, Pellucid, Inc. ("Pellucid") filed separate voluntary petitions in the United States Bankruptcy Court seeking protection under Chapter 11 of the United States Bankruptcy Code. On December 19, 1994, the Bankruptcy Court confirmed the companies' Second Amended Joint Plan of Reorganization (the "Plan of Reorganization") which became effective December 30, 1994. Pursuant to the Plan of Reorganization, certain shares of Common Stock were held in escrow for the final satisfaction of claims pending against the Company. There are currently approximately 48,000 shares of Common Stock held in escrow. Pursuant to voting agreements between the Company and the escrow holders, the escrow holders have agreed to vote all such shares in each election of directors and with respect to other matters submitted to a stockholder vote in the same proportions as the votes cast by the outstanding shares of Common Stock not held in escrow.

        The Company may increase the reserves under the Plans and the Outside Director Stock Option Plan so that the reserves under such plans, in the aggregate, equal twenty percent (20%) of the then fully diluted Common Stock of the Company.

        Section 3.5. As described in the Company's 1996 Form 10-K, Yamaha has aggressively brought patent infringement actions against other companies which have developed certain replacement FM synthesis chips. There can be no assurance that Yamaha will not pursue the Company under similar theories.

        The Company has sold its Media Vision retail trade names to a third party.

        Section 3.8.  See Section 3.5.



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

                                   EXHIBIT D

                               FORM OF OPINION OF
                          GRAY CARY WARE & FREIDENRICH

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is not qualified as a foreign corporation in any state or jurisdiction of the United States and such failure to do so will not have a material adverse effect on its properties or business as presently conducted.

         2. The Company has all requisite corporate power to enter into the Agreement, the Warrants, and Amendment No. 3 to Registration Rights Agreement (collectively, the Agreement, the Warrants and Amendment No. 3 to Registration Rights Agreement are referred to herein as the "Agreements"), to sell the Shares and Warrants and assuming the exercise of the Warrants, the Warrant Shares, and to carry out and perform its obligations under the terms thereof. The Agreements have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company. The Agreements are valid and binding obligations of the Company, enforceable in accordance with their terms. Except as set forth in the Agreements and the exhibits attached thereto, the execution, delivery and performance of the Agreements by the Company do not, and the consummation by the Company of the transactions contemplated thereby will not conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of the Company.

         3. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock (the "Common Stock"). To our knowledge, as of June 30, 1997, there were issued and outstanding 39,734,326 shares of Common Stock. All such issued and outstanding shares have been duly authorized and are validly issued, fully paid and nonassessable. To our knowledge, except as described or disclosed in the Agreement or in the exhibits thereto, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

         4. The Shares, when issued in compliance with the provisions of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Warrant Shares shall be duly and validly reserved for issuance and if exercised in accordance with the Warrants, will be validly issued, fully paid and nonassessable. The issuance of the Shares, Warrants and assuming the exercise of the Warrants, the Warrant Shares are not subject to any preemptive rights or, to our knowledge, rights of first refusal created by the Company which have not been complied with or waived.

         5. To our knowledge, except as described or disclosed in the Agreement or in exhibits thereto, no action, suit, proceeding or investigation is pending or threatened against the Company or its properties.

         6. All consents, approvals and authorizations of and filings with any federal or state governmental authority required on the part of the Company, if any, in connection with the valid execution and delivery of the Agreement, or the consummation of the transactions contemplated thereby, have been obtained or made, except, if required after the sale of the Shares, Warrants and the Warrant Shares, filings to be made under the Securities Act of 1933, as amended, and the California Corporate Securities Law of 1968, as amended, which filings are to be filed after the Closing in the time prescribed by law.

         7. Subject to the accuracy of the Purchasers' representations and warranties in Section 4 of the Agreement, the offer and sale of the Shares, Warrants and assuming exercise of the Warrants, the Warrant Shares in conformity with the terms of the Agreement are in compliance with or exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended and the qualification requirements of the California Corporate Securities Law of 1968, as amended.

                                   EXHIBIT E

            AMENDMENT NO. 3 TO THE REGISTRATION RIGHTS AGREEMENT